Calculation of Filing Fee Tables
S-3
Amcor plc
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Amcor plc Ordinary shares, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Amcor plc Preferred shares, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Debt	Amcor plc Debt securities	457(r)				0.0001531
Fees to be Paid	4	Debt	Amcor plc Guarantees of debt securities	457(r)				0.0001531
Fees to be Paid	5	Other	Amcor plc Warrants	457(r)				0.0001531
Fees to be Paid	6	Debt	Amcor Finance (USA), Inc. Debt securities	457(r)				0.0001531
Fees to be Paid	7	Debt	Amcor Finance (USA), Inc. Guarantees of debt securities	457(r)				0.0001531
Fees to be Paid	8	Debt	Amcor UK Finance plc Debt securities	457(r)				0.0001531
Fees to be Paid	9	Debt	Amcor UK Finance plc Guarantees of debt securities	457(r)				0.0001531
Fees to be Paid	10	Debt	Amcor Group Finance plc Debt securities	457(r)				0.0001531
Fees to be Paid	11	Debt	Amcor Group Finance plc Guarantees of debt securities	457(r)				0.0001531
Fees to be Paid	12	Debt	Amcor International UK plc Debt securities	457(r)				0.0001531
Fees to be Paid	13	Debt	Amcor International UK plc Guarantees of debt securities	457(r)				0.0001531
Fees to be Paid	14	Debt	Amcor Flexibles North America, Inc. Debt securities	457(r)				0.0001531
Fees to be Paid	15	Debt	Amcor Flexibles North America, Inc. Guarantees of debt securities	457(r)				0.0001531
Fees to be Paid	16	Debt	Berry Global Group, Inc. Guarantees of debt securities	457(r)				0.0001531
Fees to be Paid	17	Debt	Berry Global, Inc. Debt securities	457(r)				0.0001531
Fees to be Paid	18	Debt	Berry Global, Inc. Guarantees of debt securities	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933 as amended, (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to the anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In reliance on Rules 456(b) and 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this registration statement. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b).

[2]	See offering note 1.

[3]	See offering note 1.

[4]	See offering note 1. Amcor plc will fully and unconditionally guarantee debt securities issued by Amcor Finance (USA), Inc. ("AFUI"), Amcor UK Finance plc ("Amcor UK"), Amcor Group Finance plc ("AGF"), Amcor International UK plc ("Amcor International UK"), Amcor Flexibles North America, Inc. ("Amcor Flexibles North America") and/or Berry Global, Inc. ("Berry Global"). In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

[5]	See offering note 1.

[6]	See offering note 1.

[7]	See offering note 1. AFUI will fully and unconditionally guarantee debt securities issued by Amcor plc, Amcor UK, AGF, Amcor International UK, Amcor Flexibles North America and/or Berry Global. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

[8]	See offering note 1.

[9]	See offering note 1. Amcor UK will fully and unconditionally guarantee debt securities issued by Amcor plc, AFUI, AGF, Amcor International UK, Amcor Flexibles North America and/or Berry Global. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

[10]	See offering note 1

[11]	See offering note 1. AGF will fully and unconditionally guarantee debt securities issued by Amcor plc, AFUI, Amcor UK, Amcor International UK, Amcor Flexibles North America and/or Berry Global. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

[12]	See offering note 1.

[13]	See offering note 1. Amcor International UK will fully and unconditionally guarantee debt securities issued by Amcor plc, AFUI, Amcor UK, AGF, Amcor Flexibles North America and/or Berry Global. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

[14]	See offering note 1.

[15]	See offering note 1. Amcor Flexibles North America will fully and unconditionally guarantee debt securities issued by Amcor plc, AFUI, Amcor UK, AGF, Amcor International UK and/or Berry Global. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

[16]	See offering note 1. Berry Global Group, Inc. will fully and unconditionally guarantee debt securities issued by Amcor plc, AFUI, Amcor UK, AGF, Amcor International UK, Amcor Flexibles North America and/or Berry Global. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

[17]	See offering note 1.

[18]	See offering note 1. Berry Global will fully and unconditionally guarantee debt securities issued by Amcor plc, AFUI, Amcor UK, AGF, Amcor International UK and/or Amcor Flexibles North America. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.